EXHIBIT 11
FIFTH THIRD BANCORP
COMPUTATION OF CONSOLIDATED NET INCOME PER SHARE
($000's except per share data)



                                                     For the Three Months
                                                        Ended March 31,
                                                          1997     1996

Net Income                                             $94,496    79,140
                                                        =======  =======
Net income per common share - assuming no dilution:
   Weighted average number of shares outstanding        104,386  100,780
                                                        =======  =======
   Per share (net income divided by the weighted
     average number of shares outstanding)                $0.91    $0.79
                                                         =======  =======
Net income per common and common equivalent share:
   Net income                                           $94,496    79,140
   Add - Interest on 4 1/4% convertible subordinated
    notes due 1998, net of applicable income taxes            0       988
                                                          ------- -------
   Adjusted net income                                  $94,496    80,128
                                                         =======  =======
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes (000's)          105,943  105,075
                                                         =======  =======
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)        $0.89    $0.76
                                                         =======  =======
Net income per common share - assuming full dilution:
   Adjusted net income                                  $94,496    80,128
                                                         =======  =======
   Adjusted weighted average number of shares outstanding -
     after giving effect to the conversion of stock options
     and convertible subordinated notes (000's)          105,944  105,108
                                                         =======  =======
   Per share (adjusted net income divided by the adjusted
     weighted average number of shares outstanding)        $0.89    $0.76
                                                          =======  =======